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                                                                   EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 2000 relating to the consolidated financial statements and financial statement schedules, which appears in American International Group, Inc's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in such Registration Statement. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

PricewaterhouseCoopers LLP

New York, New York
June 23, 2000